As filed with the Securities and Exchange Commission on June 3, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOUTHWEST BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	73-1136584
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

SOUTHWEST CAPITAL TRUST II
SOUTHWEST CAPITAL TRUST III
SOUTHWEST CAPITAL TRUST IV
(Exact Name of Each Registrant as Specified in its Charter)

Delaware	Each to be Applied for
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

608 South Main Street
Stillwater, Oklahoma
(405) 742-1800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rick Green
President and Chief Executive Officer
Southwest Bancorp, Inc.
608 South Main Street
Stillwater, Oklahoma
(405) 742-1800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

The Commission is requested to send copies of all communications to:

Noel M. Gruber, Esquire	James I. Lundy, III, Esquire	Thomas C. Erb, Esquire
Kennedy & Baris, L.L.P.	1700 Pennsylvania Avenue, NW	Lewis, Rice & Fingersh, L.C.
4701 Sangamore Road, Suite P-15	Suite 400	500 North Broadway, Suite 2000
Bethesda, Maryland 20816	Washington, D.C. 20006	St. Louis, Missouri 63102
301.229.3400	202.349.7130	314.444.7600
301.229.2443(fax)	202.318.4623 (fax)	314.612.7613 (fax)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate	Registration
Securities to be Registered	Registered(1)(2)	Offering Price(1)(2)	Fee
Debt Securities(3)
Junior Subordinated Debentures(4)(5)
Southwest Capital II Trust Preferred Securities
Southwest Capital III Trust Preferred Securities
Southwest Capital IV Trust Preferred Securities
Guarantees of Payment by Southwest Bancorp, Inc.(6)
Serial Preferred Stock
Depositary Shares(7)
Rights
Warrants
Units (8)
TOTAL	$75,000,000(2)	$75,000,000(2)(9)	$2,948(2)

(1)	An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at prices to be determined, with an aggregate public offering price not to exceed $75,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units.

(2)	In accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, information as to each class of securities to be registered is not specified.

(3)	The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.

(4)	This registration statement is deemed to cover the junior subordinated debentures of Southwest Bancorp, Inc., the rights of the holders thereof under the applicable indenture, and the rights of holders of the trust preferred securities under the applicable trust agreements and guarantee.

(5)	One or more issues of junior subordinated debentures may be purchased by Southwest Capital Trust II, Southwest Capital Trust III, and/or Southwest Capital Trust IV, with the proceeds of the sale of trust preferred securities. The junior subordinated debentures may be distributed subsequently for no additional consideration to the holders of the trust preferred securities upon the dissolution of the applicable trust, or upon the occurrence of certain events, as set forth in the applicable trust agreement.

(6)	Pursuant to Rule 457(n) under the Securities Act of 1933, no additional registration fee is due for guarantees.

(7)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of serial preferred stock, and will be evidenced by a depositary receipt.

(8)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, which may or may not be separable from one another.

(9)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and is exclusive of accrued interest, distributions, and dividends, if any.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED          , 2008

PROSPECTUS

Debt Securities
Junior Subordinated Debentures
Guarantees
Serial Preferred Stock
Depository Shares
Rights
Warrants
Units

SOUTHWEST CAPITAL TRUST II
SOUTHWEST CAPITAL TRUST III
SOUTHWEST CAPITAL TRUST IV

Trust Preferred Securities

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus, and one or more of Southwest Capital Trust II, III, or IV may offer and sell, from time to time, in one or more offerings, trust preferred securities. The aggregate initial offering price of the securities that we offer will not exceed $75,000,000. We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “OKSB.”

You should refer to the risk factors included in our periodic reports, the applicable prospectus supplement and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is          , 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and Southwest Capital Trusts II, III, and IV filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or delayed offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus, and the trusts may, from time to time, sell trust preferred securities (which may be guaranteed by us), in one or more offerings having an initial aggregate offering price of up to $75,000,000.

This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities we will provide a prospectus supplement that contains specific information about the terms of that offering. The supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the trusts and the securities offered under this prospectus. The registration statement may be read at the United States Securities and Exchange Commission’s website at www.sec.gov or at its office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.

In this prospectus, we refer to serial preferred stock, subordinated debentures, depositary shares, rights, and units collectively as “securities.” The terms “we,” “us,” and “our” refer to Southwest Bancorp and our subsidiaries; except that in the discussion of our capital stock and related matters these terms refer solely to Southwest Bancorp and not to any of our subsidiaries. The term “trusts” refers to Southwest Capital Trusts II, III, and IV.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (file no. 000-23064). This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or the applicable prospectus supplement or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) Our Annual Report on Form 10-K for the year ended December 31, 2007;

(b)	Our Proxy Statement in connection with our 2008 annual meeting of shareholders filed on March 13, 2008 (Except for the Compensation Committee Report and Report of the Audit Committee contained therein);

(c) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; and

(d)	Our Current Reports on Form 8-K filed on January 2, 2008, January 22, 2008, March 4, 2008, March 17, 2008, April 17, 2008, April 29, 2008, April 29, 2008, May 27, 2008, and June 3, 2008.

Also incorporated by reference are additional documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

You can obtain any of the documents incorporated by reference from us, the SEC, or the SEC’s internet web site as described above. (See “Where You Can Find More Information” on page 2.) Documents incorporated by reference, including any exhibits specifically incorporated by reference therein, are available from us without charge. You may obtain copies of documents incorporated by reference without charge by requesting them in writing or by telephone from:
Kerby E. Crowell
Executive Vice President,
Chief Financial Officer and Corporate Secretary
Southwest Bancorp, Inc.
608 South Main Street
Stillwater, Oklahoma 74074
Telephone (405) 742-1800

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus, the documents incorporated by reference into it, and any prospectus supplements that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often are identifiable by the use of the words “estimate,” “goal,” “assess,” “project,” “pro forma,” “believe,” “intend,” “plan,” “anticipate,” “expect,” “target,” “objective,” “assumption,” and similar words.

These forward-looking statements include:

•	statements of our goals, intentions, and expectations;

•	estimates of risks and of future costs and benefits;

•	expectations regarding our future financial performance and the financial performance of our operating segments;

•	assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;

•	assessments of liquidity, off-balance sheet risk, and interest rate risk; and

•	statements of our ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations and accounting principles; and a variety of other matters. These other matters include, among other things, the direct and indirect effects of the recent subprime and consumer lending issues on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past growth and performance do not necessarily indicate our future results. For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” sections contained in our reports to the SEC.

The cautionary statements in this prospectus, any accompanying prospectus supplement, and any documents incorporated by reference herein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus or any prospectus supplement, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

SOUTHWEST BANCORP, INC.

Southwest Bancorp is the financial holding company for Stillwater National Bank and Trust Company, SNB Bank of Wichita, Bank of Kansas, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through our subsidiaries, we offer commercial and consumer lending, deposit, and investment services and specialized cash management, consulting, and other financial services from offices in Oklahoma City, Stillwater, Tulsa, and Chickasha, Oklahoma; Austin, Dallas, Houston, San Antonio, and Tilden, Texas; and Hutchinson, South Hutchinson, Kansas City, and Wichita, Kansas; and on the internet, through SNB DirectBanker®. We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. We became a public company in late 1993.

Our banking philosophy has led to the development of a line of deposit, lending, and other financial products that respond to professional and commercial customer needs for speed, efficiency, and information, and complement more traditional banking products. Such specialized financial services include integrated document imaging and cash management services designed to help our customers in the healthcare industry and other record-intensive enterprises operate more efficiently, and management consulting services through Southwest’s management consulting subsidiaries: Healthcare Strategic Support, which serves physicians, hospitals, and healthcare groups, and Business Consulting Group, Inc., which serves small and large commercial enterprises.

Our strategic focus includes expansion in carefully selected geographic markets based on identification of concentrations of customers in our traditional areas of expertise (healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate lending). Southwest’s expansion outside Oklahoma began in 2002. At March 31, 2008, our Oklahoma Banking segment loans totaled $943.3 million, the Texas Banking segment accounted for $797.7 million, the Kansas Banking segment accounted for $287.3 million, and the Other States Banking segment accounted for $259.2 million in loans. In total, non-Oklahoma segments accounted for 59% of portfolio loans and 57% of total loans, which include loans held for sale.

Our principal executive offices are located at 608 South Main Street, Stillwater, Oklahoma 74074. Our telephone number is (405) 742-1800.

SOUTHWEST CAPITAL TRUST II, SOUTHWEST CAPITAL TRUST III, AND SOUTHWEST CAPITAL
TRUST IV

Southwest Capital Trust II, Southwest Capital Trust III, and Southwest Capital Trust IV (the “trusts”) are statutory trusts that we formed under the Delaware Statutory Trust Act. The trusts are registering for sale trust preferred securities in this offering. The trusts also will issue common trust securities (“common securities”) to us. (The trust preferred securities and the common securities are referred to in this prospectus as the “trust securities.”)

The trusts exist only to issue trust securities for cash, to invest the proceeds in an equivalent amount of junior subordinated debentures issued by us, and to engage in other activities that are necessary or incidental to the issuance of the trust securities and the investment in subordinated debentures. The trusts have no separate financial statements. We do not believe that the statements would be significant to you because the trusts are our direct, wholly owned subsidiaries, have no independent operations, and exist solely for the reasons summarized above. We will pay all of the expenses of operating the trusts.

The principal office of each trust is located at 608 South Main Street, Stillwater, Oklahoma, and its telephone number is (405) 742-1800.

USE OF PROCEEDS

We intend to use the net proceeds from sales of our securities as set forth in the applicable prospectus supplement or pricing supplement relating to a specific issuance of securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 2007 and each of the three-month periods ended March 31, 2008 and 2007 are as follows:

	Three Months Ended
	March 31,				Year Ended December 31,
	2008		2007		2007		2006		2005		2004		2003

Raio of earnings to fixed charges:
Including interest on deposits	1.40	x	1.36	x	1.41	x	1.54	x	1.67	x	1.90	x	1.80	x
Excluding interest on deposits	3.86	x	3.35	x	4.00	x	3.96	x	4.01	x	3.76	x	3.85	x

For purposes of calculating the ratio of earnings to fixed charges, earnings are the sum of:

•	income before taxes; and

•	fixed charges.

For purposes of calculating the ratio of earnings to fixed charges, fixed charges are the sum of:

•	interest expenses, including interest on deposits, and, in the second alternative shown above, excluding interest on deposits; and

•	that portion of net rental expense deemed to be the equivalent to interest on long-term debt.

We had no shares of preferred stock outstanding in any of the periods shown.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our debt securities, junior subordinated debentures, guarantees of payment, serial preferred stock, depositary shares, rights, warrants, and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update, or change the terms and conditions of the securities as described in this prospectus.

Debt Securities

In this section, we describe the general terms and provisions of the debt securities that we may offer. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities and other offering materials we may provide. The description of Junior Subordinated Debentures we may issue is provided on page 7.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as our creditors from such distribution) is junior to creditors of that subsidiary.

We may issue debt securities from time to time in one or more series. We may issue senior or subordinated debt securities under one of two separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The senior debt indenture and the subordinated debt indenture are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” This prospectus outlines briefly the provisions of the indentures. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the applicable prospectus supplement relating to such series of debt securities. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

The indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and is qualified in its entirety by reference to the provisions of the indentures, including definitions of terms used in the indentures. Your rights are defined by the terms of the indentures, not the summary provided here. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture pursuant to which such debt securities are issued.

Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

We generally will have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Junior Subordinated Debentures

In this section we describe the general terms of the junior subordinated debentures which we may issue in connection with the issuance of trust preferred securities by one or more of the trusts. The specific terms of any junior subordinated debentures will be described in one or more prospectus supplements relating to those securities and other offering materials we may provide

The junior subordinated debentures will be issued under one or more indentures, between us and an independent bank qualified under the Trust Indenture Act of 1939, as trustee. The indentures will be qualified under the Trust Indenture Act. The applicable junior subordinated indenture will be filed as an exhibit to the registration statement relating to this prospectus or incorporated by reference into this prospectus from a Form 8-K.

The junior subordinated debentures will be deeply subordinated debt instruments, and will be issued to one or more of the trusts in connection with the issuance of that trust’s preferred securities. Unless otherwise described in the applicable prospectus supplement regarding any junior subordinated debentures, the junior subordinated debentures will rank equally with all other junior subordinated debentures, will be unsecured, and will be subordinate and junior in priority of payment to all of our senior debt and subordinated debt.

We will have the ability to defer interest payments on the junior subordinated debt at any time, for a period of up to five years. Any such deferral will result in a deferral of payments under the related trust preferred securities, and on all other issues of junior subordinated debentures and related trust preferred securities.

Junior subordinated debentures, and the related trust preferred securities, may be redeemable after a period designated in the applicable indenture, in our discretion, and may be redeemable prior to such period if any events occur which adversely affect the status of the related trust as a grantor trust and a pass through entity, adversely affect the trust’s exemption from the Investment Company Act, or adversely affect the ability of the trust preferred securities to be treated as tier one capital of Southwest Bancorp.

Trust Preferred Securities

In this section we describe the general terms of the trust preferred securities which may be issued by Southwest Capital Trust II, Southwest Capital Trust III, and Southwest Capital Trust IV. The specific terms of any trust preferred securities will be described in one or more prospectus supplements relating to those securities and other offering materials we may provide. Trust preferred securities will be issued pursuant to the terms of an amended and restated trust agreement between Southwest Bancorp as sponsor of the trust, one or more independent banks qualified under the Trust Indenture Act of 1939 as trustees, and the individuals we appoint as administrators of the trusts.

The trusts exist solely for the purpose of issuing their preferred securities, and using the proceeds of the sale of trust preferred securities, and the proceeds of the issuance of all of the common securities of the trusts to us, to purchase from us an equal amount of our junior subordinated debentures, which will be the sole assets of the trusts. The payment provisions of any trust preferred securities will correspond to those of the related junior subordinated debentures. The trust preferred securities will represent an undivided interest in the junior subordinated debentures held by the applicable trust.

The assets of each trust available for distribution to holders of trust preferred securities will be limited to payments received from us under the junior subordinated debentures held by such trust. If we fail to make a payment on the junior subordinated debentures, the property trustee will not have sufficient funds to make related payments, including distributions, on the trust preferred securities.

The trusts will redeem an amount of their capital securities equal to the amount of the related junior subordinated debentures redeemed. Trust preferred securities may be redeemable after a period designated in the applicable indenture, in our discretion, and may be redeemable prior to such period if any events occur which adversely affect the status of the trust as a grantor trust and a pass through entity, adversely affect the trust’s exemption from the Investment Company Act, or adversely affect the ability of the trust preferred securities to be treated as tier one capital of Southwest Bancorp.

Generally, the sole source of payment of distributions, principal, redemption payments, or liquidation payments on the trust preferred securities will be our payments on the related issue of junior subordinated debentures.

Under certain circumstances, the junior subordinated securities held by the trust may be distributed to the holders of that trust’s related preferred securities.

Guarantees

In this section we describe the general terms of the guarantees of trust preferred securities which we may provide in connection with the issuance of trust preferred securities by the trusts. Except as may be described in one or more prospectus supplements relating to those securities and other offering materials we may provide, we will execute a guarantee, for the benefit of holders of the trust preferred securities at the same time that the trust issues the capital securities. An unaffiliated bank will act as the guarantee trustee for the benefit of holders of the trust preferred securities. The guarantee will be qualified as an indenture under the Trust Indenture Act.

We will irrevocably guarantee payment in full of amounts due under the trust preferred securities on a junior subordinated basis and to the extent the issuer trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the applicable trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the issuer amounts due under the junior subordinated debentures. If we fail to make a payment on the junior subordinated debentures, the property trustee will not have sufficient funds to make related payments, including distributions, on the applicable trust preferred securities, and as such we will not be required to make any payments under the guarantee.

Serial Preferred Stock

General.  In this section, we describe the general terms of serial preferred stock we may offer. As of the date of this prospectus, no shares of serial preferred stock are outstanding. Our board of directors may (or may direct a board committee to) authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of serial preferred stock, when issued and sold, will be fully paid and nonassessable.

Our certificate of incorporation authorizes the issuance of two classes of serial preferred stock, $1.00 par value per share. The following description applies to both classes unless otherwise stated. We issued 690,000 shares of 9.20% Redeemable, Cumulative Preferred stock, Series A in 1995, all of which were redeemed for cash in accordance with their terms in 1998, and issued rights in connection with our shareholder rights plan for Class B Series 1 Preferred Stock in 1999, as described further below. Approximately 1,250,000 shares of serial preferred stock remain authorized and available for designation and issuance. We also may issue depositary shares each of which would represent a fractional interest in serial preferred stock, as described later in this Prospectus.

The number of shares and all of the relative rights, preferences, and limitations of the respective series of preferred stock authorized by the board of directors (or a committee established by the board of directors) will be described in the applicable prospectus supplement. The terms of particular series of preferred stock may differ, among other things, in:

•	the distinctive serial designation and the number of shares constituting such series;

•	the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

•	the voting powers, full or limited, if any, of the shares of such series;

•	whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

•	the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of Southwest;

•	whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

•	whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of Southwest and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

•	the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

•	whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock will have the same relative powers, preferences and rights as, and will be identical in all respects to, all the other shares of the same series.

Dividends.  If described in the applicable prospectus supplement, we will pay cumulative cash dividends to the holders of preferred stock, when and as declared by the board of directors or the committee, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. The board of directors or the committee will fix a record date for the payment of dividends. We will pay dividends on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking in parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock ranking junior or in parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):

•	declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

•	make other distributions;

•	redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

•	make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Conversion and Exchange.  The prospectus supplement will indicate whether and on what terms the shares of preferred stock will be convertible into or exchangeable for shares of any other class, series, or security or any other property (including whether the conversion or exchange is mandatory and at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion, exchange price, or rate and the circumstances or manner in which the amount of preferred stock or other securities issuable upon conversion or exchange may be adjusted).

Redemption.  The prospectus supplement will indicate whether, and on what terms, shares of any series of preferred stock will be subject to mandatory redemption or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

Liquidation Rights.  In the event of any liquidation, dissolution, or winding up of Southwest, the holders of shares of preferred stock will be entitled to receive, out of our assets available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up, or to holders of our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution, or winding up. Unless otherwise provided in the applicable prospectus supplement, a consolidation or merger with or into another corporation, a merger of another corporation with or into Southwest, or a sale or transfer of all or part of our assets for cash or securities will not be considered a liquidation, dissolution, or winding up.

If, upon any liquidation, dissolution, or winding up of our assets then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking in parity with the preferred stock as to rights upon liquidation, dissolution, or winding up, the holders of the preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting Rights.  Unless otherwise determined by our board of directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

So long as any shares of the preferred stock remain outstanding, we will not, without the consent of the holders of at least a majority of the shares of preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable issue or increase the authorized amount of any class or series of stock ranking senior to the outstanding preferred stock as to dividends or upon liquidation or dissolution, or amend, alter or repeal the provisions of our certificate or of the resolutions contained in the certificate of designation, whether by merger, consolidation, or otherwise, so as to materially and adversely affect any power, preference, or special right of the outstanding preferred stock or its holders.

No Preemptive Rights.  No serial preferred stock will be entitled to preemptive rights with respect to shares or other securities.

Certificate of Incorporation and Bylaw Provisions; Rights Plan.  Our certificate of incorporation and bylaws contain provisions that could discourage takeover attempts that are not approved by the board of directors. The Oklahoma General Corporation Act includes provisions that make an acquisition of Southwest more difficult. These provisions may prevent a future takeover attempt in which our shareholders otherwise might receive a substantial premium for their shares over then-current market prices.

These provisions include supermajority provisions for the approval of certain business combinations and certain provisions relating to meetings of shareholders. Our certificate of incorporation also authorizes the issuance of additional shares without shareholder approval on terms or in circumstances that could deter a future takeover attempt.

In addition, we have adopted a shareholder rights plan designed to protect our shareholders against acquisitions that our board of directors believes are unfair or otherwise not in the best interests of Southwest and its shareholders. Under the rights plan, adopted in 1999 and expiring in April 2009, each holder of record of our common stock, subject to the limits of the rights plan, has received, or will receive, one right per common share. The rights generally become exercisable if an acquiring party accumulates, or announces an offer to acquire, 10% or more of our voting stock. Each right entitles the holder (other than the acquiring party) to buy, under specified circumstances, shares of our common stock or equivalent securities, or shares of the acquiror’s securities, having a value of twice the right’s exercise price. Under the rights plan, we also may exchange each right, other than rights owned by an acquiring party, for a share of our common stock or equivalent securities.

Depositary Shares

In this section, we describe the general terms and provisions of the depositary shares that we may offer. This summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to any particular series of depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may offer depositary shares representing receipts for fractional interests in serial preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in serial preferred stock and would be represented by a depositary receipt.

The serial preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of serial preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the serial preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Incorporation of Certain Information by Reference” on page 3 and “Where You can Find More Information” on page 2 . We urge you to read the applicable depositary agreement and the applicable prospectus supplement and any other offering material in their entirety.

Rights

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Information by Reference” on page 3 and “Where You can Find More Information” on page 2. We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

Warrants

In this section, we describe the general terms and provisions of the warrants to purchase securities that we may offer. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants, the dates or periods during which the warrants are exercisable, and any other specific terms of the warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” on page 3 and “Where You can Find More Information” on page 2. We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

Units

In this section, we describe the general terms and provisions of the units that we may offer. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Incorporation of Certain Information by Reference” on page 3 and “Where You can Find More Information” on page 2. We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by James I. Lundy, III, Attorney at Law, Washington, DC or Kennedy & Baris, L.L.P. Bethesda, Maryland and, with respect to the trusts and the securities issued by the trusts, by Shipman & Goodwin LLP, Hartford, Connecticut, and, with respect to Delaware law relating to the trusts, Young Conaway Stargatt & Taylor, LLP, Wilmington, Delaware.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting as of December 31, 2007, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

SOUTHWEST BANCORP, INC.

Debt Securities
Junior Subordinated Debentures
Guarantees
Serial Preferred Stock
Depository Shares
Rights
Purchase Contracts
Warrants
Units

SOUTHWEST CAPITAL TRUST II
SOUTHWEST CAPITAL TRUST III
SOUTHWEST CAPITAL TRUST IV

Trust Preferred Securities

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee		$2,948
Legal Fees and Expenses		*
Accountants’ Fees and Expenses		*
Printing and Duplicating Expenses		*
Miscellaneous Expenses		*

Total	$	*

Expenses will depend upon the total number of issuances and the value or number of the securities that may be issued. Accordingly, the expenses cannot be estimated at this time, but will be filed by amendment or in one or more Current Reports on Form 8-K.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 1031 of the Oklahoma General Corporation Act sets forth circumstances under which directors, officers, employees, and agents may be insured or indemnified against liability which they may incur in their capacities.

Article XV of the Southwest Bancorp, Inc. (“Southwest”) Amended and Restated Certificate of Incorporation provides that we shall indemnify any individual who is or was a director, officer, employee or agent of Southwest, and any individual who serves or served at Southwest’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any proceeding in which the individual is made a party as a result of his or her service in such capacity, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Southwest and, with respect to any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful, unless such indemnification would be prohibited by law. An individual will not be indemnified in connection with a proceeding by or in the right of Southwest in which the individual was adjudged liable to Southwest, unless the court in which the suit was brought determines the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

Southwest Bancorp, Inc. also maintains directors’ and officers’ liability insurance, and has entered into indemnification agreements with its non-officer directors and executive officers (“General Indemnification Agreements”) relating to claims and expenses relating to their service as directors or officers of Southwest or a Southwest subsidiary and additional indemnification agreements (“Financial Expert Agreements”) with directors who serve as audit committee financial experts. Under the General Indemnification Agreements:

(a) Indemnified parties agree to cooperate in the investigation and defense of any actions or claims that are subject to indemnification under the agreements.

(b) Indemnified parties are entitled to full reimbursement for expenses if they are successful on the merits of a claim, and for their expenses as serving as witnesses in proceedings in which they are not parties or threatened to be made parties.

(c) As to claims made other than by Southwest, indemnified parties are entitled to payment of expenses, judgments, penalties, fines, and amounts paid in settlement if they acted in good faith and in a manner they believed to be in, or not opposed to, the best interests of Southwest, and in the case of a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.

(d) As to proceedings by or in the right of Southwest, the indemnified parties are entitled to payment of expenses (but not judgments, penalties, fines, or amounts paid in settlement), if they acted in good faith and in a manner they believed to be in, or not opposed to, the best interest of Southwest, except that the indemnified parties are not entitled to payment of expenses if they are found liable to Southwest unless the court finds they are fairly and reasonably entitled to such payments.

(e) Indemnified parties are eligible for advancement of expenses, except to the extent prohibited by law, and are required to repay amounts for which they are later determined to be ineligible.

(f) Rights to indemnification are protected by so called “Rabbi Trusts” to be created on the books of Southwest following the later of (i) an action for which indemnification is called for under the agreement, or (ii) the failure of Southwest to reimburse amounts as required by the General Indemnification Agreement, which are subject to the claims of Southwest creditors, are in the amount of $100,000 each, and are subject to replenishment.

(g) Notwithstanding their General Indemnification Agreement’s other terms: (a) if the board of directors determines that a claim for indemnification arose under the Securities Act of 1933 and that the board is legally required to submit to a court the question of whether or not indemnification is against public policy, it will act to do so promptly; and (b) indemnification is not allowed to the extent that federal banking laws prohibit indemnification payments with respect to certain administrative proceedings or civil actions initiated by federal banking agencies.

The Financial Expert Agreements are intended to support the SEC and Southwest policies that no audit committee financial expert (“financial expert”) should be subject to additional responsibility or liability by reason of his or her identification or service in such position. Under the Financial Expert Agreements:

(a) Southwest agrees to indemnify and hold harmless each financial expert against any and all losses, claims, damages, liabilities, and expenses (together, “expenses”) based upon his or her service as an expert, as incurred; provided, however, that Southwest will not be liable under the agreement to the extent that any such claims are based upon (i) claims that are substantially the same as those made against at least one half of the other members of the Audit Committee excluding the chairman of such committee and any person who has been identified as a financial expert in Southwest’s proxy materials; or (ii) willful breach of fiduciary duty by the financial expert involving personal profit.

(b) Rights to indemnification are protected by so called “Rabbi Trusts” to be created on the books of Southwest following the later of (i) an action for which indemnification is called for under the agreement, or (ii) the failure of Southwest to reimburse amounts as required by the Financial Expert Agreement, which are subject to the claims of Southwest creditors, are in the amount of $100,000 each, and are subject to replenishment.

(c) The financial expert agrees to refund any amounts that are determined by final unappealable order of a court with jurisdiction over the parties not to be subject to reimbursement under the agreement.

(d) The agreement does not prevent or limit indemnification to which the financial expert is entitled under any other law or document.

ITEM 16.	EXHIBITS.

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement for Trust Preferred Securities.
1	.2*	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.
4.1		Certificates of Trust and Trust Agreements of Southwest Capital Trust II, III, and IV.
4	.2*	Amended and Restated Trust Agreements of Southwest Capital Trust II, III, and IV.
4	.3*	Form of Indenture between Southwest and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of Junior Subordinated Debentures.
4	.4*	Form of Indenture between Southwest and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of Debt Securities.
4	.5*	Form of Trust Preferred Security (included in Exhibit 4.2).
4	.6*	Form of Junior Subordinated Debenture.
4	.7*	Form of Preferred Securities Guarantee.
4	.8*	Form of Deposit Agreement, including form of Depositary Receipt.
4	.9*	Form of Warrant Agreement, including form of Warrant Certificate.
4	.10*	Form of Unit Certificate.
4	.11*	Form of Preferred Stock Certificate.
5.1		Opinion of Kennedy & Baris, L.L.P. (including the Consent of such Counsel).
5.2		Opinion of James I. Lundy, III (including the Consent of such Counsel).
5	.3*	Opinion of Shipman & Goodwin LLP (including the Consent of such Counsel).
5	.4*	Opinion of Young Conaway Stargatt & Taylor, LLP (including Consent of such Counsel)
8	.1*	Opinion of Kennedy & Baris, L.L.P. as to certain federal income tax matters.
12.1		Computation of the Ratio of Earnings to Fixed Charges.
23.1		Consent of Kennedy & Baris, L.L.P. (included in Exhibits 5.1 and 8.1).
23.2		Consent of James I. Lundy, III (included in Exhibit 5.2).
23	.3*	Consent of Shipman & Goodwin LLP (included in Exhibit 5.3).
23	.4*	Consent of Young Conaway Stargatt & Taylor, LLP (included in Exhibit 5.4).
23.5		Consent of Ernst & Young, LLP.
24.1		Powers of Attorney (included on signature page of this Registration Statement).
25.1		Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for Debt Securities.
25.2		Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for Junior Subordinated Debentures.
25.3		Statement of Eligibility of U.S. Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust of each Trust.
25.4		Statement of Eligibility of U.S. Bank National Association, as Guarantee Trustee under the Guarantee of Southwest for the benefit of the holders of Trust Preferred Securities of each Trust.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

ITEM 17.	UNDERTAKINGS.

A.	Rule 415 Offering

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i), A(1)(ii) and A(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a final prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Intentionally omitted.]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration

Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectuses relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	Filings Incorporating Subsequent Exchange Act Documents By Reference

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Warrants and Rights Offerings

Each of the undersigned registrants hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

D.	Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

E.	Qualification of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed Offerings.

Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Stillwater, Oklahoma, on June 3, 2008.

SOUTHWEST BANCORP, INC.

By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors of the Registrant, hereby severally constitute and appoint Rick Green our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of a registration statement on Form S-3 including specifically, but not limited to, power and authority to sign for us in our names in our capacities as directors the registration statement and any all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person and/or persons shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 3, 2008.

Name	Capacity

/s/ Rick Green Rick Green	President and Chief Executive Officer, Director, Vice Chairman of the Board of Directors (Principal Executive Officer)

/s/ Kerby E. Crowell Kerby E. Crowell	Executive Vice President, Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)

/s/ James E. Berry II* James E. Berry II	Director

/s/ Thomas D. Berry* Thomas D. Berry	Director

/s/ Joe Berry Cannon* Joe Berry Cannon	Director

/s/ John Cohlmia* John Cohlmia	Director

Name	Capacity

/s/ David S. Crockett, Jr.* David S. Crockett, Jr.	Director

/s/ J. Berry Harrison* J. Berry Harrison	Director

/s/ James M. Johnson* James M. Johnson	Director

/s/ David P. Lambert* David P. Lambert	Director

/s/ Linford R. Pitts* Linford R. Pitts	Director

/s/ Robert B. Rodgers* Robert B. Rodgers	Chairman of the Board of Directors

/s/ Russell W. Teubner* Russell W. Teubner	Director

*By:	/s/ Rick Green, pursuant to power of attorney Rick Green, Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Stillwater, Oklahoma, on June 3, 2008.

SOUTHWEST CAPITAL TRUST II
By: Southwest Bancorp, Inc., authorized person

By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

SOUTHWEST CAPITAL TRUST III
By: Southwest Bancorp, Inc., authorized person

By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

SOUTHWEST CAPITAL TRUST IV
By: Southwest Bancorp, Inc., authorized person

By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer